Exhibit 99.1

PRESS RELEASE

CONTACT:

Mike Smith, CFA
719-637-5773
michael.smith@vectrus.com

Vectrus Announces Third Quarter 2017 Results

•	Third quarter 2017 revenue $269.6 million and operating margin of 3.7 percent

•	Diluted earnings per share (EPS) of $0.51

•	Increasing full-year 2017 guidance

•	Awarded nearly $400 million, sixteen year Range Support Services subcontract

COLORADO SPRINGS, Colo., Nov. 7, 2017 — Vectrus, Inc. (NYSE:VEC) announced third quarter 2017 financial results. For the third quarter, revenue was $269.6 million, operating income was $10.1 million, and diluted earnings per share were $0.51. As of September 29, 2017, year-to-date net cash provided by operating activities was $22.4 million.

"We reported solid third quarter results, which were driven by progression on our strategic imperatives and strong program execution. Additionally, I'm pleased to announce that during the quarter, Vectrus was awarded a significant long-term subcontract in support of the Air Force Range Support Services II program," said Chuck Prow, president and chief executive officer of Vectrus. "The new contract, worth approximately $400 million, extends through the first quarter of 2034 and is expected to increase our U.S. based facilities and logistics work with the Air Force. This was a notable win for our team and is the largest new business contract awarded to Vectrus this year. We are proud to be a part of the RSS II team and look forward to delivering exceptional results on this long-term program."

"We remain focused on future growth and our efforts so far in 2017 have resulted in over $1.3 billion of contract bookings," explained Prow. "Our contract awards have driven our total backlog to $3.1 billion, which now represents almost three times our updated 2017 revenue guidance mid-point."

Third Quarter 2017 Results

•	Revenue $269.6 million

•	Operating income $10.1 million

•	Operating margin 3.7%

•	Diluted earnings per share $0.51

Exhibit 99.1

Third quarter 2017 revenue of $269.6 million decreased $14.2 million, or 5.0 percent, compared to the third quarter of 2016. The decrease in revenue was attributable to lower activity from our Middle East programs of $14.1 million and our U.S programs of $2.9 million, partially offset by increases from our European programs of $2.3 million and from our Afghanistan programs of $0.5 million.

Operating income was $10.1 million or 3.7 percent operating margin in the third quarter of 2017, compared to $11.2 million or 3.9 percent operating margin in the third quarter of 2016.

Third quarter 2017 diluted earnings per share were $0.51 compared to $0.60 in the third quarter 2016.

Year-to-date September 29, 2017, net cash provided by operating activities was $22.4 million, a decrease of $11.1 million compared to the 2016 period. Days sales outstanding was 57 days in the third quarter of 2017 compared to 55 days in the third quarter of 2016.

"We remain focused on cash generation and our team continues to evolve our processes to enhance cash collections," said Matt Klein, chief financial officer of Vectrus.

The Company ended the third quarter of 2017 with a total debt balance of $74.5 million, which was down from $85.0 million at December 31, 2016. As of September 29, 2017, the Company had a total consolidated indebtedness to consolidated EBITDA (total leverage ratio) of 1.58 to 1.00x.

"With approximately $11 million in net debt1, our balance sheet remains in excellent shape," said Klein. "Our increased visibility and strong financial position has allowed us to negotiate commitment letters and a term sheet for a new and expanded credit facility. Our planned new credit facility, which we expect to close in the fourth quarter, will allow for even greater financial flexibility to support our business growth objectives and capital allocation strategy."

The Company ended the third quarter 2017 with total backlog of $3.1 billion and funded backlog of $0.8 billion.

Exhibit 99.1

2017 Guidance
"We are increasing our 2017 guidance for revenue, operating margin, net income, diluted EPS, and net cash provided by operating activities," said Klein.

2017 guidance details include:

$ millions, except for operating margin and per share amounts	(Prior) 2017 Guidance			(Updated) 2017 Guidance [2]
Revenue	$990	to	$1,090	$1,080	to	$1,100
Operating Margin	3.40%	to	3.60%	3.50%	to	3.70%
Net Income	$18.7	to	$22.3	$21.1	to	$23.0
Diluted EPS	$1.68	to	$2.00	$1.87	to	$2.03
Net Cash Provided by Operating Activities	$22.0	to	$28.0	$24.0	to	$30.0

The Company notes that forward-looking statements of future performance made in this release, including 2017 guidance, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 4:30 p.m. EST on Tuesday, November 7, 2017.

U.S.-based participants may dial into the conference call at 855-327-6837, while international participants may dial 631-891-4304. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.
A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through November 21, 2017, at 844-512-2921 (domestic) or 412-317-6671 (international).

About Vectrus

Exhibit 99.1

Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides facility and logistics services and information technology and network communication services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 5,600 employees spanning 143 locations in 18 countries. In 2016, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements in 2017 Guidance above about our revenue, operating margin, net income, EPS and net cash provided by operating activities for 2017 and other assumptions contained therein for purposes of such guidance, our new credit facility, cash and cash collections, debt payments, expense savings, contract opportunities, bids and awards, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain and renew our existing contracts; protests of new awards; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations, including its operations in Afghanistan; changes in, or delays in the completion of, U.S. or international government budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; our maintaining our good relationship with the U.S. government; impairment of goodwill; our performance of our contracts and our ability to control costs; our

Exhibit 99.1

level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; any future acquisitions, investments or joint ventures; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles; accounting estimates made in connection with our contracts; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, – “Risk Factors,” and elsewhere in our 2016 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Footnotes:
1 Net debt defined as total debt less cash.
2 2017 guidance assumptions. Capital expenditures approximately $2.0 million. Depreciation and amortization approximately $2.3 million. 2017 mandatory debt payments $11.5 million. Interest expense $5.1 million. Estimated tax rate 35.5%. 2017 diluted EPS assumes 11.3 million weighted average diluted shares outstanding at December 31, 2017.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
(In thousands, except per share data)	2017	2016	2017	2016
Revenue	$269,625	$283,782	$819,005	$902,359
Cost of revenue	245,219	257,687	743,502	822,042
Selling, general and administrative expenses	14,316	14,933	44,560	46,046
Operating income	10,090	11,162	30,943	34,271
Interest (expense) income, net	(1,058)	(1,348)	(3,262)	(4,396)
Income from operations before income taxes	9,032	9,814	27,681	29,875
Income tax expense	3,232	3,207	9,751	10,629
Net income	$5,800	$6,607	$17,930	$19,246

Earnings per share
Basic	$0.52	$0.62	$1.63	$1.80
Diluted	$0.51	$0.60	$1.61	$1.76
Weighted average common shares outstanding - basic	11,075	10,733	10,991	10,688
Weighted average common shares outstanding - diluted	11,272	11,061	11,168	10,966

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 29,	December 31,
(In thousands, except share information)	2017	2016
Assets	(unaudited)
Current assets
Cash	$63,446	$47,651
Receivables	174,943	172,072
Costs incurred in excess of billings	11,751	11,002
Other current assets	8,509	13,412
Total current assets	258,649	244,137
Property, plant, and equipment, net	3,259	3,061
Goodwill	216,930	216,930
Other non-current assets	2,413	1,177
Total non-current assets	222,602	221,168
Total Assets	$481,251	$465,305
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	109,100	118,055
Billings in excess of costs	3,070	1,421
Compensation and other employee benefits	42,770	34,917
Short-term debt	21,000	15,750
Other accrued liabilities	18,996	17,693
Total current liabilities	194,936	187,836
Long-term debt, net	52,653	67,842
Deferred tax liability	89,710	89,667
Other non-current liabilities	2,322	2,559
Total non-current liabilities	144,685	160,068
Total liabilities	339,621	347,904
Commitments and contingencies
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 11,075,220 and 10,894,924 shares issued and outstanding	111	109
Additional paid in capital	67,464	63,910
Retained earnings	75,847	57,959
Accumulated other comprehensive loss	(1,792)	(4,577)
Total shareholders' equity	141,630	117,401
Total Liabilities and Shareholders' Equity	$481,251	$465,305

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 29,	September 30,
(In thousands)	2017	2016
Operating activities
Net income	$17,930	$19,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,141	1,453
Loss on disposal of property, plant, and equipment	—	402
Stock-based compensation	3,341	3,542
Amortization of debt issuance costs	561	915
Changes in assets and liabilities:
Receivables	(96)	47,501
Other assets	3,196	(2,954)
Accounts payable	(11,470)	(31,593)
Billings in excess of costs	1,649	(2,828)
Deferred taxes	(1,007)	(7,138)
Compensation and other employee benefits	6,817	9,252
Other liabilities	336	(4,314)
Net cash provided by operating activities	$22,398	$33,484
Investing activities
Purchases of capital assets	(901)	(400)
Proceeds from the disposition of assets	—	116
Distributions from equity investment	—	346
Net cash (used in) investing activities	$(901)	$62
Financing activities
Repayments of long-term debt	(10,500)	(20,500)
Proceeds from revolver	27,500	74,000
Repayments of revolver	(27,500)	(74,000)
Proceeds from exercise of stock options	1,886	568
Payment of debt issuance costs	—	(221)
Payments of employee withholding taxes on share-based compensation	(612)	(651)
Net cash (used in) financing activities	$(9,226)	$(20,804)
Exchange rate effect on cash	3,524	614
Net change in cash	15,795	13,356
Cash-beginning of year	47,651	39,995
Cash-end of period	$63,446	$53,351
Supplemental Disclosure of Cash Flow Information:
Interest paid	$3,014	$4,224
Income taxes paid	$3,801	$20,598
Non-cash investing activities:
Purchase of capital assets on account	$438	$—

Exhibit 99.1

SUPPLEMENTAL INFORMATION
Revenue by military branch for the periods presented below was as follows:

	Three Months Ended				Nine Months Ended
	September 29,		September 30,		September 29,		September 30,
(In thousands)	2017		2016		2017		2016
Military branch	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Army	$214,152	80%	$241,601	85%	$682,891	83%	$762,818	85%
Navy	6,038	2%	5,482	2%	16,218	2%	14,975	2%
Air Force	49,435	18%	36,699	13%	119,896	15%	124,566	14%
Total Revenue	$269,625		$283,782		$819,005		$902,359

	Three Months Ended				Nine Months Ended
	September 29,		September 30,		September 29,		September 30,
(in thousands)	2017		2016		2017		2016
Contract type	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Firm-Fixed-Price	$74,643	28%	$72,978	26%	$209,682	26%	$230,604	26%
Cost-Plus and Cost-Reimbursable ¹	194,982	72%	210,804	74%	609,323	74%	671,755	74%
Total Revenue	$269,625		$283,782		$819,005		$902,359

¹ Includes time and material contracts

	Three Months Ended				Nine Months Ended
	September 29,		September 30,		September 29,		September 30,
(In thousands)	2017		2016		2017		2016
Contract Relationship	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total	Revenue	% of Total
Prime Contractor	$262,372	97%	$277,787	98%	$799,439	98%	$848,582	94%
Sub Contractor	7,253	3%	5,995	2%	19,566	2%	53,777	6%
Total Revenue	$269,625		$283,782		$819,005		$902,359

Source: Vectrus, Inc.